INDEPEPENDENT AUDITORS' CONSENT



To the Board of Directors and Stockholders
Westower Holdings Ltd. and Subsidiaries

We consent to the use in this Registration Statement of Westower Corporation on Form SB-2 of our report dated July 21, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the headings "Experts" in such Prospectus.



/s/ MOSS ADAMS LLP

MOSS ADAMS LLP

Bellingham, Washington
July 31, 1997


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